SALEM COMMUNICATIONS ANNOUNCES INCREASE IN SECOND QUARTER 2014 TOTAL REVENUE OF 14.1% TO $68.6 MILLION

CAMARILLO, CA August 7, 2014 – Salem Communications Corporation (Nasdaq: SALM) released its results for the three and six months ended June 30, 2014.

Second Quarter 2014 Highlights

•

Total revenue increased 14.1%

•

Internet and e-commerce revenue increased 45.3% and Internet and e-commerce operating income increased 43.3%

•

Publishing revenue increased 99.4%

•

Two books published by Regnery are on the New York Times best seller list

Second Quarter 2014 Results

For the quarter ended June 30, 2014 compared to the quarter ended June 30, 2013:

Consolidated

•

Total revenue increased 14.1% to $68.6 million from $60.1 million;

•

Total operating expenses increased 20.3% to $61.1 million from $50.8 million;

•

Operating expenses, excluding gains or losses on disposals of assets, stock-based compensation expense, changes in the fair value of contingent earn-out consideration and impairment charges increased 21.2% to $60.2 million from $49.7 million;

•

Operating income decreased 19.3% to $7.5 million from $9.3 million;

•

Net income decreased to $1.3 million, or $0.05 net income per diluted share, from $5.2 million, or $0.20 net income per diluted share, in the prior year;

•

EBITDA (1) decreased 6.3% to $12.2 million from $13.0 million; and

•

Adjusted EBITDA (1) decreased 7.8% to $13.1 million from $14.2 million.

Broadcast

•

Net broadcast revenue increased 1.8% to $47.9 million from $47.0 million;

•

Station operating income (“SOI”) (1) decreased 13.8% to $13.9 million from $16.2 million;

•

Same station net broadcast revenue increased 1.1% to $47.6 million from $47.0 million;

•

Same station SOI decreased 13.1% to $14.1 million from $16.2 million; and

•

Same station SOI margin decreased to 29.6% from 34.4%.

Internet and e-commerce

•

Internet and e-commerce revenue increased 45.3% to $14.4 million from $9.9 million; and

•

Internet and e-commerce operating income (1) increased 43.3% to $4.3 million from $3.0 million.

Publishing

•

Publishing revenue increased 99.4% to $6.4 million from $3.2 million; and

•

Publishing operating loss (1) decreased to $47,000 from $0.2 million.

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Included in the results for the quarter ended June 30, 2014 are:

•

A $0.2 million ($0.1 million, net of tax, or $0.01 per share) increase in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle acquisitions;

•

A $0.3 million loss ($0.2 million, net of tax, or $0.01 per share) on disposal of assets associated with the write-off of a receivable from a prior station sale and the relocation of our office and studio in San Francisco; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended June 30, 2013 are:

•

A $0.8 million impairment loss ($0.5 million, net of tax, or $0.02 per share) associated with the goodwill and mastheads of our publishing businesses; and

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Internet operating expenses.

Per share numbers are calculated based on 25,950,600 diluted weighted average shares for the quarter ended June 30, 2014, and 25,624,350 diluted weighted average shares for the quarter ended June 30, 2013.

Year to Date 2014 Results

For the six months ended June 30, 2014 compared to the six months ended June 30, 2013:

Consolidated

•

Total revenue increased 13.1% to $131.0 million from $115.8 million;

•

Operating expenses increased 18.3% to $118.1 million from $99.9 million;

•

Operating expenses excluding gains or losses on disposals of assets, stock-based compensation expense, changes in the fair value of contingent earn-out consideration and impairment charges increased 19.1% to $116.6 million from $97.9 million;

•

Operating income decreased 19.2% to $12.8 million from $15.9 million;

•

Net income increased to $1.7 million, or $0.07 net income per diluted share, from a $13.4 million loss, or $0.54 net loss per share, in the prior year;

•

EBITDA (1) increased to $22.3 million from a loss of $4.3 million; and

•

Adjusted EBITDA (1) decreased 6.2% to $23.9 from $25.4 million.

Broadcast

•

Net broadcast revenue increased 3.5% to $93.4 million from $90.3 million;

•

SOI (1)  decreased 5.1% to $28.3 million from $29.9 million;

•

Same station net broadcast revenue increased 3.1% to $93.0 million from $90.2 million;

•

Same station SOI decreased 4.7% to $28.5 million from $29.9 million; and

•

Same station SOI margin decreased to 30.7% from 33.2%.

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Internet and e-commerce

•

Internet and e-commerce revenue increased 39.1% to $27.3 million from $19.6 million; and

•

Internet and e-commerce operating income (1) increased 25.9% to $7.4 million from $5.9 million.

Publishing

•

Publishing revenue increased 74.4% to $10.2 million from $5.9 million; and

•

Publishing operating loss (1) remained consistent at $0.6 million.

Included in the results for the six months ended June 30, 2014 are:

•

A $0.4 million ($0.2 million, net of tax, or $0.01 per share) increase in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle acquisitions;

•

A $0.2 million loss ($0.1 million, net of tax, or $0.01 per share) on disposal of assets associated with the write-off of a receivable from a prior station sale and relocation of our office and studio in San Francisco offset by insurance proceeds for damages associated with one of our stations; and

•

A $0.9 million non-cash compensation charge ($0.6 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.6 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Internet operating expenses.

Included in the results for the six months ended June 30, 2013 are:

•

A $27.8 million loss ($16.7 million, net of tax, or $0.68 per share) on the early retirement of long-term debt due to the repurchase of $212.6 million of our 9 5/8% senior secured second lien notes due in 2016 and the termination of then existing bank debt;

•

A $0.8 million impairment loss ($0.5 million, net of tax, or $0.02 per share) associated with the goodwill and mastheads of our publishing businesses; and

•

A $1.2 million non-cash compensation charge ($0.7 million, net of tax, or $0.03 per share) related to the expensing of stock options primarily consisting of:

o

$0.8 million non-cash compensation included in corporate expenses;

o

$0.2 million non-cash compensation included in broadcast operating expenses;

o

$0.1 million non-cash compensation included in Internet operating expenses; and

o

the remainder included in publishing operating expenses.

Per share numbers are calculated based on 25,916,205 diluted weighted average shares for the six months ended June 30, 2014, and 24,684,781 diluted weighted average shares for the six months ended June 30, 2013.

Balance Sheet

As of June 30, 2014, the company had $0.7 million outstanding on its revolver and $289.0 million outstanding on the Term Loan B.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.64 versus a compliance covenant of 6.50.

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Cash Distribution

Salem paid a quarterly cash distribution of $0.06 per share on its Class A and Class B common stock on June 30, 2014 to shareholders of record as of June 16, 2014.  The distributions totaled approximately $1.5 million.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2014:

•

On May 22, 2014, Salem completed the acquisition of radio station WOCN-AM, Miami, Florida and the related transmitter site for $2.5 million in cash;

•

On May 6, 2014, Salem completed the acquisition of WRTH-FM (formerly WOLT-FM) in Greenville, South Carolina for $1.1 million in cash; and

•

On April 14, 2014, Salem completed the acquisition of three FM translators for $0.4 million in cash.  The FM translators will serve our Orlando, Florida, Tampa, Florida and Omaha, Nebraska markets.

The following transactions are currently pending:

•

On May 29, 2014, Salem entered into an asset purchase agreement to acquire radio station KXXT-FM in Phoenix, Arizona for $0.6 million.  Salem began operating the station under a local marketing agreement as of June 6, 2014.

Conference Call Information

Salem will host a teleconference to discuss its results on August 7, 2014 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (719) 325-4750, passcode 8382719 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through August 21, 2014 and can be heard by dialing (719) 457-0820, passcode 8382719 or on the investor relations portion of the company’s website, located at www.salem.cc.

Third Quarter 2014 Outlook

For the third quarter of 2014, Salem is projecting total revenue to increase 13% to 15% over third quarter 2013 total revenue of $58.5 million.  The company is also projecting operating expenses before gains or losses on disposal of assets, impairment losses, changes in the fair value of contingent earn-out consideration and stock-based compensation expense to increase 17% to 20% as compared to the third quarter of 2013 operating expenses of $49.2 million.  Without the acquisition of Eagle, the company would be projecting a revenue increase of 2% to 4% and an expense increase of 4% to 7%.

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About Salem Communications

Salem Communications Corporation is America’s leading Christian and conservative multi-media corporation, with media properties comprising radio, book publishing, and digital media.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programing focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programing.  Salem owns and operates 104 local radio stations, with 63 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Janet Mefferd.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Michelle Malkin and Mark Steyn.

Salem Web Network (“SWN”) is a powerful source of Christian and conservative themed news, analysis, and commentary.  SWN sites include: Christianity.com, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include Townhall.com, HotAir.com, Twitchy.com,

HumanEvents.com and RedState.com.

Salem Publishing™ circulates Christian and conservative magazines including Homecoming, YouthWorker Journal, The Singing News, Preaching and Townhall Magazine. Xulon Press™ is a provider of self-publishing services targeting the Christian audience.

Salem Communications also owns Eagle Financial Publications and Eagle Wellness. Eagle Financial Publications provide market analysis and specific investment advice for individual investors from seasoned financial experts Mark Skousen, Nicholas Vardy, Chris Versace and Doug Fabian. Eagle Wellness provides practical health advice and is a trusted source for nutritional supplements from one of the country's leading complementary health physicians.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@salem.cc

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Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Internet and e-commerce operating income is defined as Internet revenue minus Internet operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets, change in estimated fair value of contingent earn-out consideration and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, Internet and e-commerce operating income and publishing operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

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Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
	(Unaudited)
Net broadcast revenue	$47,025	$47,855	$90,272	$93,431
Net Internet and e-commerce revenue	9,906	14,390	19,622	27,300
Net publishing revenue	3,205	6,392	5,870	10,239
Total net revenue	60,136	68,637	115,764	130,970
Operating expenses:
Broadcast operating expenses	30,844	33,910	60,411	65,099
Internet operating expenses	6,887	10,063	13,728	19,880
Publishing operating expenses	3,452	6,439	6,475	10,858
Corporate expenses	5,092	5,458	10,888	12,288
Change in the estimated fair value of contingent earn-out consideration	―	242	―	369
Impairment of indefinite-lived long-term assets other than goodwill	345	―	345	―
Impairment of goodwill	438	―	438	―
Depreciation and amortization	3,790	4,696	7,605	9,433
Loss on disposal of assets	1	338	5	221
Total operating expenses	50,849	61,146	99,895	118,148
Net operating income from continuing operations	9,287	7,491	15,869	12,822
Other income (expense):
Interest income	15	26	36	41
Interest expense	(3,719)	(4,068)	(9,442)	(7,847)
Change in fair value of interest rate swaps	4,007	(1,373)	3,578	(2,469)
Loss on early retirement of long-term debt	(55)	―	(27,776)	(8)
Net miscellaneous income and expenses	5	14	11	80
Income (loss) from continuing operations before income taxes	9,540	2,090	(17,724)	2,619
Provision (benefit from) for income taxes	4,335	827	(4,347)	925
Income (loss) from continuing operations	5,205	1,263	(13,377)	1,694
Loss from discontinued operations, net of tax	(4)	―	(15)	―
Net income (loss)	$5,201	$1,263	$(13,392)	$1,694

Basic income (loss) per share before discontinued operations	$0.20	$0.05	$(0.54)	$0.07
Income (loss) per share from discontinued operations, net of tax	―	―	―	―
Basic income (loss) per share after discontinued operations	$0.20	$0.05	$(0.54)	$0.07
Diluted income (loss) per share before discontinued operations	$0.20	$0.05	$(0.54)	$0.07
Income (loss) per share from discontinued operations, net of tax	―	―	―	―
Diluted income (loss) per share after discontinued operations	$0.20	$0.05	$(0.54)	$0.07
Distributions per share	$0.05	$0.06	$0.10	$0.12

Basic weighted average shares outstanding	24,737,131	25,172,696	24,684,781	25,118,839
Diluted weighted average shares outstanding	25,624,350	25,950,600	24,684,781	25,916,205

Other data:
Station operating income	$16,181	$13,945	$29,861	$28,332
Station operating margin	34.4%	29.1%	33.1%	30.3%

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Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2013	June 30, 2014
		(Unaudited)
Assets
Cash	$65	$232
Trade accounts receivable, net	37,627	35,462
Deferred income taxes	6,876	6,876
Other current assets	6,477	11,530
Property, plant and equipment	98,928	101,468
Intangible assets, net	413,871	426,541
Fair value of interest rate swap agreement	3,177	708
Deferred financing costs	4,130	3,800
Other assets	3,962	2,382
Total assets	$575,113	$588,999

Liabilities and Stockholders’ Equity
Current liabilities	$31,782	$40,176
Long-term debt and capital lease obligations	287,672	287,716
Deferred income taxes	43,457	44,105
Other liabilities	10,417	14,497
Stockholders’ equity	201,785	202,505
Total liabilities and stockholders’ equity	$575,113	$588,999

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Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
	(Unaudited)
Capital Expenditures	$2,889	$3,107	$5,232	$6,117

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue – same station	$47,025	$47,557	$90,223	$92,984
Net broadcast revenue – acquisitions	―	298	49	447
Net broadcast revenue – dispositions	―	―	―	―
Net broadcast revenue – format changes	―	―	―	―
Total net broadcast revenue	$47,025	$47,855	$90,272	$93,431

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses
Broadcast operating expenses – same station	$30,844	$33,498	$60,292	$64,457
Broadcast operating expenses revenue – acquisitions	―	412	119	642
Broadcast operating expenses – dispositions	―	―	―	―
Broadcast operating expenses – format changes	―	―	―	―
Total broadcast operating expenses	$30,844	$33,910	$60,411	$65,099

Reconciliation of Same Station Operating Income to Total Station Operating Expenses
Station operating income – same station	$16,181	$14,059	$29,931	$28,527
Station operating income – acquisitions	―	(114)	(70)	(195)
Station operating income – dispositions	―	―	―	―
Station operating income – format changes	―	―	―	―
Total station operating income	$16,181	$13,945	$29,861	$28,332

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Salem Communications Corporation
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2014	2013	2014
(Unaudited)
Reconciliation of SOI and Internet Operating Income and Publishing Operating Income to Net Operating Income from Continuing Operations
Station operating income	$16,181	$13,945	$29,861	$28,332
Internet and e-commerce operating income	3,019	4,327	5,894	7,420
Publishing operating income (loss)	(247)	(47)	(605)	(619)
Less:
Corporate expenses	(5,092)	(5,458)	(10,888)	(12,288)
Change in the estimated fair value of contingent earn-out consideration	―	(242)	―	(369)
Depreciation and amortization	(3,790)	(4,696)	(7,605)	(9,433)
Impairment of indefinite-lived long-term assets other than goodwill	(345)	―	(345)	―
Impairment goodwill	(438)	―	(438)	―
Loss on disposal of assets	(1)	(338)	(5)	(221)
Net operating income from continuing operations	$9,287	$7,491	$15,869	$12,822

Reconciliation of Adjusted EBITDA to EBITDA to Net Income (Loss)
Adjusted EBITDA	$14,217	$13,110	$25,444	$23,857
Less:
Stock-based compensation	(351)	(329)	(1,171)	(932)
Loss on early retirement of long-term debt	(55)	―	(27,776)	(8)
Discontinued operations, net of tax	(4)	―	(15)	―
Change in the estimated fair value of contingent earn-out consideration	―	(242)	―	(369)
Impairment of indefinite-lived long-term assets other than goodwill	(345)	―	(345)	―
Impairment of goodwill	(438)	―	(438)	―
Loss on disposal of assets	(1)	(338)	(5)	(221)
EBITDA	13,023	12,201	(4,306)	22,327
Plus:
Interest income	15	26	36	41
Less:
Depreciation and amortization	(3,790)	(4,696)	(7,605)	(9,433)
Interest expense	(3,719)	(4,068)	(9,442)	(7,847)
Change in fair value of interest rate swap	4,007	(1,373)	3,578	(2,469)
Provision for (benefit from) income taxes	(4,335)	(827)	4,347	(925)
Net income (loss)	$5,201	$1,263	$(13,392)	$1,694

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$14,217	$13,110	$25,444	$23,857
Less:
Cash interest	(3,940)	(3,332)	(9,835)	(6,682)
Cash taxes	(222)	(230)	(245)	(238)
Capital expenditures	(2,889)	(3,107)	(5,232)	(6,117)
Free Cash Flow	$7,166	$6,441	$10,132	$10,820

Selected Debt Data	Outstanding at June 30, 2014	Applicable Interest Rate
Term Loan B (1)	$139,000	4.50%
Term Loan B (2)	150,000	5.52%
Revolver	674	5.25%

(1)

Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)

Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.625% versus the Term Loan B debt floor of 1.00%.  The swap matures March 28, 2019.

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